THIRD AMENDMENT

TO

FUND PARTICIPATION AGREEMENT

WHEREAS, GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY (“GWL&A), FIRST GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY, THE ALGER PORTFOLIOS (formerly known as The Alger American Fund) (the “Fund”), FRED ALGER MANAGEMENT, INC., and FRED ALGER & COMPANY, INCORPORATED, collectively the Parties, entered into a Fund Participation Agreement dated September 13, 1999, as amended on August 17, 2006 and November 2, 2009 (the “Agreement”); and

WHEREAS, the Parties desire and agree to amend the Agreement by revising FIRST GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY to reflect its current name, GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY OF NEW YORK (“GWLA-NY”); and

WHEREAS, the Parties desire and agree to add GWL&A’s COLI VUL 14 Separate Account to the Agreement;

WHEREAS, The Parties desire and agree to amend the Agreement by deleting in its entirety Schedule A of the Agreement and replacing it with the Schedule A attached hereto.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the Parties hereby amend the Agreement as follows:

1.	GWL&A’s Separate Account COLI VUL 14 Series Account is hereby added to the Agreement.

2.	Schedule A of the Agreement is hereby replaced in its entirety with Schedule A as attached and incorporated by reference to this Amendment.

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the 21st day of August, 2013.

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

By its authorized officer,

By: /s/ Susan Gile
Title: Susan Gile, V.P. Individual Markets
Date: 8-21-13

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY OF NEW YORK

By its authorized officer,

By: /s/ Ron Laeyendecker
Title: Ron Laeyendecker, Senior Vice President
Date: 8-21-13

THE ALGER PORTFOLIOS

By its authorized officer,

By:
Title: Assistant Secretary
Date: 9-23-13

FRED ALGER MANAGEMENT, INC.

By its authorized officer,

By:
Title: Senior Vice President
Date: 9-23-13

FRED ALGER & COMPANY, INCORPORATED

By its authorized officer,

By:
Title: Senior Vice President
Date: 9-23-13

SCHEDULE A

Separate Account	Contract
FutureFunds I of GWLA	Group Tax Deferred Annuity
FutureFunds II of GWLA	Group Tax Deferred Annuity
FutureFunds II of GWLA-NY	Group Tax Deferred Annuity
COLI VUL 2 of GWLA	Individual Flexible Premium Variable Universal Life
COLI VUL 2 of GWLA-NY	Individual Flexible Premium Variable Universal Life
COLI VUL 4 of GWLA	Individual Flexible Premium Variable Universal Life
COLI VUL 4 of GWLA-NY	Individual Flexible Premium Variable Universal Life
COLI VUL 7 of GWLA	Individual Flexible Premium Variable Universal Life
COLI VUL 1 of GWLA-NY	Individual Flexible Premium Variable Universal Life
COLI VUL 14 of GWLA	Individual Flexible Premium Variable Universal Life

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